Exhibit 23.2

CONSENT OF PIERCY BOWLER TAYLOR & KERN
CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Full House Resorts, Inc.
Las Vegas, Nevada

We consent to the incorporation by reference in this registration statement of Full House Resorts, Inc. on Form S-8 of our report dated March 25, 2015, on the consolidated financial statements of Full House Resorts, Inc. and subsidiaries as of and for the years ended December 31, 2014 and 2013, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

/s/ Piercy Bowler Taylor & Kern
Piercy Bowler Taylor & Kern
Certified Public Accountants
Las Vegas, Nevada

March 26, 2015